UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/27/2010

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

InfoSpace, Inc. is disclosing that it has reached an agreement on attorneys' fees with the plaintiffs and their attorneys in the stockholder derivative action against certain current and former officers and directors of the Company brought by Anne D. Manos and James N. Mercer. The Company previously disclosed, in a Current Report on Form 8 K filed on September 17, 2010, that the parties to this lawsuit had executed a settlement agreement, a copy of which was attached as an exhibit to that Form 8 K. At the time of execution of the settlement agreement, the Company and plaintiffs had not reached agreement on the amount of legal fees and expenses that plaintiffs' attorneys would seek from the court. The Special Litigation Committee of the Board of Directors of InfoSpace, Inc. has subsequently reached agreement with the plaintiffs and their attorneys that the plaintiffs will submit a fee and expense request to the court in the amount of $5.33 million and the Company will not oppose that request. As with the other terms of the proposed settlement, the agreed upon fee and expense award will be subject to court approval.

As a result of this agreement, the Company is now providing an estimate of the Company's expected net cash benefit from the settlement agreement. After payment of certain fees and expenses for attorneys and others retained by the Company, the Special Litigation Committee, plaintiffs, and defendants, and excluding any non cash recovery, the Company estimates that its net cash recovery as a result of the settlement will be between $12 million and $14 million. Such recovery would only occur following a final judgment approving the settlement by the court and either the exhaustion of any appeals from that judgment or the expiration of the deadline for appeal of that judgment. Because the agreed upon fee amount and the settlement itself remain subject to final court approval, there can be no assurance that this amount will be received by the Company.

This Current Report on Form 8 K contains forward-looking statements that are based on management's expectations, estimates, and assumptions. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation: unexpectedly high fees and expenses from other attorneys and experts that the Company has an obligation to pay; a decision by the court to reject the settlement; or any other event that could result in the ligation resuming. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. InfoSpace, Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: September 27, 2010	By:	/s/ Alesia L. Pinney
Alesia L. Pinney
General Counsel and Secretary